                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (File No. 333-29243), of our report dated January 29, 1997, except for Note W as to which the date is March 24, 1997, and incorporated by reference in the Annual Report on Form 10-K of CFX Corporation for the year ended December 31, 1996, and to the reference to us in Item 5 of the Post-Effective Amendment.

                                                     /s/ Wolf & Company, P.C.
                                                     ------------------------
                                                     Wolf & Company, P.C.


Boston, Massachusetts
September 19, 1997